UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2007

BIO-key International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13463	41-1741861
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3349 Highway 138, Building D, Suite B

Wall, NJ 07719

(Address of principal executive offices)

(732) 359-1100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On May 22, 2007, BIO-key International, Inc. (the “Company”) and ZOLL Data Systems, Inc., a subsidiary of ZOLL Medical Corporation (“ZOLL”), entered into an Asset Purchase Agreement (the “Purchase Agreement”), pursuant to which ZOLL acquired substantially all of the assets related to the Company’s Fire/EMS Services division (the “Business”) for $7,000,000 in cash (the “Sale”).  The purchase price is subject to possible adjustment based on the net working capital of the Business on the closing date.  ZOLL also agreed, pursuant to the Purchase Agreement, to assume certain liabilities related to the Business.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached to this Current Report on Form 8-K as Exhibit 2.1, and is incorporated herein by reference.  The Purchase Agreement has been attached to provide investors with information regarding its terms.  It is not intended to provide any other factual information about the Company or ZOLL or their respective businesses or operations.  In particular, the assertions embodied in the representations, warranties and covenants contained in the Purchase Agreement are qualified by information in confidential disclosure schedules provided by the Company to ZOLL in connection with the signing of the Purchase Agreement.  These disclosure schedules contain information that modifies, qualifies and creates exceptions to certain representations, warranties and covenants set forth in the Purchase Agreement.  Moreover, some representations, warranties and covenants in the Purchase Agreement were used for the purpose of allocating risk between the Company, on the one hand, and ZOLL, on the other hand, rather than establishing matters as facts.  Accordingly, investors should not rely on the representations, warranties and covenants in the Purchase Agreement as characterizations of the actual state of facts about the Company or ZOLL or their respective businesses or operations.

Item 2.01               Completion of Acquisition or Disposition of Assets

The completion of the transactions contemplated by the Purchase Agreement occurred simultaneously with the parties’ execution and delivery of that agreement.  Accordingly, the information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 2.01 by reference in its entirety.

Item 2.02               Results of Operations and Financial Condition

On May 15, 2007, the Company issued a press release, which was included as an exhibit to a Current Report on Form 8-K, announcing its financial results for its first quarter ended March 31, 2007.  On May 21, 2007, the Company held a conference call accessible to the public to discuss those financial results.  Copies of the press release issued by the Company on May 21, 2007 and the transcript of the conference call are attached as Exhibit 99.1 and Exhibit 99.2,

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respectively, to this Current Report on Form 8-K and are incorporated herein by reference in their entirety.

The information, including the exhibits attached hereto, in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as otherwise expressly stated in such filing.

Item 8.01               Other Events

On May 22, 2007, the Company used approximately $4,300,000 of the net cash proceeds received in connection with the Sale to repay in full its obligations to Laurus Master Fund Ltd. (“Laurus”) under the Secured Convertible Term Notes issued by the Company to Laurus on September 29, 2004 and on June 8, 2005.

Item 9.01               Financial Statements and Exhibits

(b)          Pro Forma Financial Information

Exhibit 99.3 to this Current Report on Form 8-K, which is incorporated into this Item 9.01 by reference, includes: (1) the unaudited pro forma condensed consolidated statements of earnings of the Company for the three months ended March 31, 2007 and for the fiscal years ended December 31, 2006 and 2005, assuming that the disposition of the Business was effective for the periods indicated; (2) the unaudited pro forma condensed consolidated balance sheet of the Company as of March 31, 2007, assuming that the disposition of the Business occurred as of that date; and (3) the related notes to the unaudited pro forma condensed consolidated financial statements.

(d)          Exhibits

2.1	Purchase and Sale Agreement, dated as of May 22, 2007, by and between the Company and ZOLL Data Systems, Inc.

99.1	Press release, dated May 21, 2007, issued by the Company.

99.2	Transcript of conference call conducted by the Company on May 21, 2007.

99.3	Unaudited Pro Forma Condensed Consolidated Financial Information for BIO-key International, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-KEY INTERNATIONAL, INC.
Date: May 25, 2007
	By:	/s/ Francis J. Cusick
Francis J. Cusick
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated as of May 22, 2007, by and between the Company and ZOLL Data Systems, Inc.

99.1	Press release, dated May 21, 2007, issued by the Company.

99.2	Transcript of conference call conducted by the Company on May 21, 2007.

99.3	Unaudited Pro Forma Condensed Consolidated Financial Information for BIO-key International, Inc.